First Trust Advisors L.P.

120 East Liberty Drive

Wheaton, Illinois 60187

April 12, 2018

First Trust Portfolios L.P.

120 East Liberty Drive

Suite 400

Wheaton, Illinois 60187

Re: FT 7258

Gentlemen:

We have examined the Registration Statement File No. 333-223394 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

FIRST TRUST ADVISORS L.P.

Ronda L. Saeli-Chiappe

Vice President